UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2025 and August 14, 2025, The Crypto Company (the “Company”) executed Subscription Agreements (the “Subscription Agreements”) with certain accredited investors: Eksa Holdings LLC, Practivist Investors LLC, Richard G Averitt, Robert Nail, and Ryan Crownholm (each, an “Investor” and collectively, the “Investors”), pursuant to which it issued an aggregate of 52,712,088 shares of the Company’s common stock, par value $0.001 (“Common Stock”) for an aggregate of 3 Bitcoin (“BTC”), 5.07 Ethereum (“ETH”), 110,505 XRP (“XRP”), 733.83 Avalanche (“AVAX” and together with BTC, ETH and XRP, the “Tokens”), and $100,000 U.S. Dollars (“USD”).

Each Investor agreed to purchase, and the Company agreed to issue to each Investor, a Convertible Promissory Note (each, a “Note”), with the aggregate principal amount of up to $1,025,000. The Notes bear no interest and mature six months from the date of issuance of the Notes (“Maturity Date”), unless earlier converted or repaid in accordance with their terms.

On the Maturity Date, at Investor’s election, the Notes are either: (a) converted into a number of shares equal to 135% of the principal amount of each Note divided by the cash value of one share of Common Stock, as determined by the average close price for the prior 10 trading days calculated on the Maturity Date; or (b) (i) if Investor contributes USD, repaid in BTC, in an amount equal to the BTC market value of the principal amount of the Note on the date the Company purchases BTC, or (ii) if Investor contributes Tokens, repaid in the same Token, in the quantity contributed. In case an Investor fails to make a conversion election, the Principal Amount shall convert into shares of Common Stock.

An Investor may request full repayment of a Note at any time prior to the Maturity Date. If Investor contributes USD, the Note will be repaid in BTC, in an amount equal to 90% of the BTC market value of the principal amount of the Note on the date the Company purchases BTC. If Investor contributes Tokens, the Note will be repaid in the same Token, in an amount equal to 90% of the quantity of contributed Token.

The Notes contain customary representations, warranties, and covenants of the Company, as well as standard events of default.

Pursuant to the Subscription Agreements, the Company issued to each Investor a number of shares of Common Stock equal to 5% of the principal amount of the Note issued to such Investor, divided by a share price based on the volume-weighted average price over the 10 trading days preceding the date of the Note.

The foregoing description of the Subscription Agreements and Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the form of Convertible Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Notes and the underlying shares of Common Stock upon conversion of the Notes was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as the transactions did not involve a public offering, the investors were “accredited investors” within the meaning of Rule 501 of Regulation D, and the investors acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement.
10.2	Form of Convertible Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2025

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Interim CFO and Secretary